EX-99.B8d
                        Proposed Participation Agreement

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                             PARTICIPATION AGREEMENT


                 THIS AGREEMENT, is made as of ___________________  __, 199_, by and among ___________________________ ("Company"), on its own behalf and on behalf of _______________________________ Separate Account ____, a segregated asset account of the Company ("Account"), Strong Variable Insurance Funds, Inc. (the "Insurance Funds") and Strong Special Fund II, Inc. ("Special Fund") (the Insurance Funds and Special Fund shall individually be referred to as a "Fund" and collectively as the "Funds"), the Funds' investment adviser and transfer agent, Strong Capital Management, Inc. ("Adviser") and Strong Funds Distributors, Inc. ("Distributors") (each, a "Party" and collectively, the "Parties").

         WHEREAS, beneficial interests in the Strong Variable Insurance Funds, Inc. are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets (the "Portfolios", reference herein to a "Fund" or the "Funds" includes reference to each Portfolio to the extent the context requires);

         WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares of the Strong Special Fund II, Inc., and the Portfolios named in Exhibit A, hereto (said series the "Designated Portfolios"), as such Exhibit may be amended from time to time, on behalf of the Account to fund the variable annuity contracts that use the Designated Portfolios as an underlying investment medium (the "Contracts");

         WHEREAS, the Company, Adviser and Distributors desire to facilitate the purchase and redemption of shares of the Special Fund and the Designated Portfolios by the Company for the Account through one account in the Special Fund and in each Designated Portfolio (each an "Omnibus Account") to be maintained of record by the Company, subject to the terms and conditions of this Agreement; and

         WHEREAS, the Company desires to provide administrative services and functions (the "Services") for purchasers of contracts ("Owners") who are beneficial owners of shares of the Special Fund or Designated Portfolios on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises set forth herein, the Company, Fund, Adviser and Distributors agree as follows:

1.       Performance  of  Services.

Company agrees to perform the administrative functions and services specified in Exhibit B attached hereto with respect to the shares of the Designated Portfolios beneficially owned by the Owners and included in the Account.

2.       The Omnibus Accounts.


         2.1 Each Omnibus Account will be opened based upon the information contained in Exhibit C hereto. In connection with each Omnibus Account, Company represents and warrants that it is authorized to act on behalf of each purchaser of Contracts ("Owner") effecting transactions in the Omnibus Account and that the information specified on Exhibit C hereto is correct.

         2.2 The Fund shall designate each Omnibus Account with an account number. Account numbers will be the means of identification when the parties are transacting in the Omnibus Accounts. The assets in the Accounts are segregated from the Company's own assets. The Adviser agrees to cause the Omnibus Accounts to be kept open on the Designated Portfolio's or Special Fund's books, as applicable, regardless of a lack of activity or small position size except to the extent the Company takes specific action to close an Omnibus Account or to the extent

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the Fund's prospectus reserves the right to close accounts which are inactive or of a small position size. In the latter two cases, the Adviser will give prior notice to the Company before closing an Omnibus Account.

         2.3 The Company agrees to provide Adviser such information as Adviser or Distributors may reasonably request concerning Owners as may be necessary or advisable to enable Company and Distributors to comply with applicable laws, including state "Blue Sky" laws relating to the sales of Fund shares to the Accounts.

3. Transactions in Fund Shares. Designated Portfolio and Fund shares shall be sold on behalf of the Fund by Distributors and purchased by Company for the Account and, indirectly for the appropriate subaccount thereof at the net asset value next computed after receipt by Distributors of each order of the Account or its designee, in accordance with the provisions of this Agreement, the then current prospectuses of the Designated Portfolio, and the Contracts. Company may purchase Designated Portfolio and Fund shares for its own account subject to (a) receipt of prior written approval by Distributors; and (b) such purchases being in accordance with the then current prospectuses of the Portfolio and the Contracts. The Board of Directors of each Fund ("Directors") may refuse to sell shares of Fund to any person, or suspend or terminate the offering of shares of the Fund if such action is required by law or by regulatory authorities having jurisdiction. Company agrees to purchase and redeem the shares of the Fund in accordance with the provisions of this Agreement, of the Contracts and of the then current prospectuses for the Contracts and Designated Portfolio. Except as necessary to implement transactions initiated by Owners, or as otherwise permitted by state and/or federal laws or regulations, Company shall not redeem Fund shares attributable to the Contracts.

         3.1 Purchase and Redemption Orders. On each day that the Funds are open for business (a "Business Day"), the Company shall aggregate and calculate the net purchase or redemption order it receives for the Account from the Owners for shares of the Fund that it received prior to the close of trading on the New York Stock Exchange (the "NYSE") (i.e. 3:00 p.m., Central time, unless the NYSE closes at an earlier time in which case such earlier time shall apply) and communicate to Distributors, by telephone or facsimile (or by such other means as the parties hereto may agree to in writing), the net aggregate purchase or redemption order (if any) for the Omnibus Account for such Business Day (such Business Day is sometimes referred to herein as the "Trade Date"). The Company will communicate such orders to Distributors prior to 8:00 a.m., Central time, on the next Business Day following the Trade Date. All trades communicated to Distributors by the foregoing deadline shall be treated by Distributors as if they were received by Distributors prior to the close of trading on the Trade Date.

         3.2      Settlement of Transactions.

                  (a) Purchases. Company will wire, or arrange for the wire of, the purchase price of each purchase order to the custodian for the Fund in accordance with written instructions provided by Distributors to the Company so that either (1) such funds are received by the custodian for the Fund prior to 12:00 (noon), Central time, on the next Business Day following the Trade Date, or (2) Distributors is provided with a Federal Funds wire system reference number prior to such 12:00 noon deadline evidencing the entry of the wire transfer of the purchase price to the applicable custodian into the Federal Funds wire system prior to such time. Company agrees that if it fails to provide funds to the Fund's custodian by the close of business on the next Business Day following the Trade Date, then, at the option of Distributors, (i) the transaction may be canceled, or (ii) the transaction may be processed at the next-determined net asset value for the applicable Fund after purchase order funds are received. In such event, the Company shall indemnify and hold harmless Distributors, Adviser and/or the Fund from any liabilities, costs and damages either may suffer as a result of such failure.

                  (b) Redemptions. The Adviser will use its best efforts to cause to be transmitted to such custodial account as Company shall direct in writing, the proceeds of all redemption orders placed by Company by 8:00 a.m., Central time, on the Business Day immediately following the Trade Date, by wire transfer on that Business Day. Should Company need to extend the settlement on a trade, it will contact Adviser to discuss the extension. For purposes of determining the length of settlement, Adviser agrees to treat the Account no less

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favorably  than  other  shareholders  of  the  designated  Portfolio.  Each wire transfer of redemption proceeds shall indicate, on the Federal Funds wire system, the amount thereof attributable to each Portfolio; provided, however, that if the number of entries would be too great to be transmitted through the Federal Funds wire system, the Adviser shall, on the day the wire is sent, fax such entries to Company or if possible, send via direct or indirect systems access until otherwise directed by the Company in writing.

                  (c) Authorized Persons. The following persons are each duly authorized to act on behalf of the Company under this Agreement. The Funds, Adviser and Distributors are entitled to conclusively rely on verbal or written instructions that Adviser or Distributors reasonably believes were originated by any one of said persons. The Company shall inform Adviser and Distributors of additions to or subtractions from this list of authorized persons pursuant to
Section 13, hereof:

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         3.3      Book Entry Only.  Issuance and transfer of Fund shares will be by book entry only. Stock certificates will not be issued to the Company or the Account. Shares of the Fund ordered from Distributors will be recorded in the appropriate book entry title for the Account.

         3.4 Distribution Information. The Adviser or Distributors shall provide the Company with all distribution announcement information as soon as it is announced by the Fund. The distribution information shall set forth, as applicable, ex-dates, record date, payable date, distribution rate per share, record date share balances, cash and reinvested payment amounts and all other information reasonably requested by the Company. Where possible, the Adviser or Distributors shall provide the Company with direct or indirect systems access to the Adviser's systems for obtaining such distribution information.

         3.5 Reinvestment. All dividends and capital gains distributions will be automatically reinvested on the payable date in additional shares of the Designated Portfolio or Special Fund, as applicable, at net asset value in accordance with each Portfolio's or the Special Fund's then current prospectus.

         3.6 Pricing Information. Distributors shall use its best efforts to furnish to the Company prior to 6:00 p.m., Central time, on each Business Day the Designated Portfolio's and Special Fund's closing net asset value for that day, and for those Funds for which such information is calculated, the daily accrual for interest rate factor (mil rate). Such information shall be communicated via fax, or indirect or direct systems access acceptable to the Company.

         3.7      Price Errors.

                  (a) In the event adjustments are required to correct any error in the computation of the net asset value of Fund shares, Fund or Adviser shall promptly notify Company after discovering the need for those adjustments which result in a reimbursement to an Account in accordance with such Fund's or Designated Portfolio's then current policies on reimbursement. Notification may be made orally or via direct or indirect systems access. Any such notification shall be promptly followed by a letter shall be written on Fund or Adviser letterhead and must state for each day for which an error occurred the incorrect price, the correct price, and, to the extent communicated to the Fund's shareholder, the reason for the price change. Fund and Adviser agree that Company may send this writing, or derivation thereof (so long as such derivation is approved in advance by Fund or Adviser, which approval shall not be unreasonably withheld) to Owners that are affected by the price change.

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                  (b) If the Account  received  amounts in excess of the amounts to which it otherwise would have been entitled prior to an adjustment for an error, Company, when requested by Fund or Adviser, will use its best efforts to collect such excess amounts from the accounts of the
         Owners.   In no event, however, shall  Company  be  liable  to  Fund or
         Adviser for any such amounts.

                  (c) If an adjustment is to be made in accordance with subsection (a) above to correct an error which has caused the Account to receive an amount less than that to which it is entitled, Fund and/or Adviser shall make all necessary adjustments (within the parameters specified in subsection (a)) to the number of shares owned in the Account and distribute to the Company the amount of such underpayment for credit to the accounts of the Owners.

         3.8 Agency. Distributors hereby appoints the Company as its agent for the limited purpose of accepting purchase and redemption instructions from the Owners for the purchase and redemption of shares of the Fund by the Company on behalf of Account.

         3.9 Quarterly Reports. Adviser agrees to provide Company a statement of Special Fund and Designated Portfolio assets as soon as practicable and in any event within 30 days after the end of each calendar quarter, and a statement certifying the compliance by the Special Fund and the Designated Portfolios during that fiscal quarter with the diversification requirements and qualification as a regulated investment company. In the event of a breach of
Section 6.4(a), Adviser will take all reasonable steps (a) to notify Company of such breach and (b) to adequately diversify the Portfolio so as to achieve compliance within the grace period afforded by Treasury Regulation 1.817-5.

4. Proxy Solicitations and Voting. The Company shall, at its expense, distribute or arrange for the distribution of all proxy materials furnished by the Fund to the Account and shall: (i) solicit voting instructions from Owners; (ii) vote the Fund shares in accordance with instructions received from Owners; and (iii) vote the Fund shares for which no instructions have been received, as well as shares attributable to it, in the same proportion as Fund shares for which instructions have been received from Owners, so long as and to the extent that the Securities and Exchange Commission (the "SEC") continues to interpret the Investment Company Act of 1940, as amended (the "1940 Act"), to require pass-through voting privileges for various contract owners. The Company and its agents will not recommend action in connection with, or oppose or interfere with, the solicitation of proxies for the Fund shares held for Owners.

5.  Customer Communications.

         5.1 Prospectuses. The Adviser or Distributors, at its expense, will provide the Company with as many copies of the current prospectus for the Special Fund and Designated Portfolios as the Company may reasonably request for distribution, at the Company's expense, to existing or prospective Owners.

         5.2 Shareholder Materials. The Adviser and Distributors shall, as applicable, provide in bulk to the Company or its authorized representative, at a single address and at no expense to the Company, the following shareholder communications materials prepared for circulation to Owners in quantities requested by the Company which are sufficient to allow mailing thereof by the Company and, to the extent required by applicable law, to all Owners: proxy or information statements, annual reports, semi-annual reports, and all initial and updated prospectuses, supplements and amendments thereof. Neither the Funds, the Adviser nor Distributors shall be responsible for the cost of distributing such materials to Owners.

6.       Representations and Warranties.

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         6.1      The Company represents and warrants that:

                  (a) It is an insurance company duly organized and in good standing under the laws of the State of [Connecticut] and that it has legally and validly established the Account prior to any issuance or sale thereof as a segregated asset account and that the Company has and will maintain the capacity to issue all Contracts that may be sold; and that it is and will remain duly registered, licensed, qualified and in good standing to sell the Contracts in all the jurisdictions in which such Contracts are to be offered or sold;

                  (b) It is and will remain duly registered and licensed in all material respects under all applicable federal and state securities and insurance laws and shall perform its obligations hereunder in compliance in all material respects with any applicable state and federal laws;

                  (c) The Contracts are and will be registered under the Securities Act of 1933, as amended (the "1933 Act"), and are and will be registered and qualified for sale in the states where so required; and the Account is and will be registered as a unit investment trust in accordance with the 1940 Act and shall be a segregated investment account for the Contracts;

                  (d) The Contracts are currently treated as annuity contracts, under applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and the Company will maintain such treatment and will notify Adviser, Distributors and Fund promptly upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future;

                  (e) It is registered as a transfer agent pursuant to Section 17A of the Securities Exchange Act of 1934, as amended (the "1934 Act"), or is not required to be registered as such;

                  (f) The arrangements provided for in this Agreement  will   be
         disclosed to the Owners; and

                  (g) It is registered as a broker-dealer under the 1934 Act and any applicable state securities laws, including as a result of entering into and performing the Services set forth in this Agreement, or is not required to be registered as such.

6.2 The Funds each represent and warrant that Fund shares sold pursuant to this Agreement are and will be registered under the 1933 Act and the Fund is and will be registered as a registered investment company under the Investment Company Act of 1940, in each case, except to the extent the Company is so notified in writing;

6.3      Distributors represents and warrants that:

         (a) It is and will be a member in good standing of the NASD and is and will be registered as a broker-dealer with the SEC;

         (b) It will sell and distribute Fund shares in accordance with all applicable state and federal laws and regulations; and

6.4      Adviser represents and warrants that:

         (a) It will cause each Fund to invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable annuity contracts under the Code and the regulations issued thereunder, and that each Fund will comply with Section 817(h) of the Code as amended from time to time and with all applicable regulations promulgated thereunder;

         (b) It is and will remain duly registered and licensed in all material respects under all applicable federal and state securities and insurance laws and shall perform its obligations hereunder in compliance in all material respects with any applicable state and federal laws; and

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6.5      Each of the parties hereto represents and warrants to the others that:

         (a) It has full power and authority under applicable law, and has taken all action necessary, to enter into and perform this Agreement and the person executing this Agreement on its behalf is duly authorized and empowered to execute and deliver this Agreement;

         (b) This Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms and it shall comply in all material respects with all laws, rules and regulations applicable to it by virtue of entering into this Agreement;

         (c) No consent or authorization of, filing with, or other act by or in respect of any governmental authority, is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement;

         (d) The execution, performance and delivery of this Agreement will not result in it violating any applicable law or breaching or otherwise impairing any of its contractual obligations;

         (e) Each Party hereto is entitled to rely on any written records or instructions provided to it by another Party; and

         (f) Its directors, officers, employees, and investment advisers, and other individuals/entities dealing with the money and/or securities of a Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the amount required by the applicable rules of the National Association of Securities Dealers, Inc. ("NASD") and the federal securities laws, which bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company;

7.       Sales Material and Information.

         7.1 NASD Filings. The Company shall promptly inform Distributors as to the status of all sales literature filings pertaining to the Special Fund or Designated Portfolios and shall promptly notify Distributors of all approvals or disapprovals of sales literature filings with the NASD. For purposes of this
Section 7, the phrase "sales literature or other promotional material" shall be construed in accordance with all applicable securities laws and regulations.

         7.2 Company Representations. The Company shall not make any material representations concerning the Adviser, the Distributors, or a Fund other than the information or representations contained in: (a) a registration statement of the Fund or prospectus of a Designated Portfolio or Special Fund, as amended or supplemented from time to time; (b) published reports or statements of the Funds which are in the public domain or are approved by Distributors and/or the Funds; or (c) sales literature or other promotional material of the Funds.

         7.3 Adviser, Distributors and Fund Representations. Neither Adviser, Distributors nor a Fund shall make any material representations concerning the Company other than the information or representations contained in: (a) a registration statement or prospectus for the Contracts, as amended or supplemented from time to time; (b) published reports or statements of the Contracts or the Account which are in the public domain or are approved by the Company; or (c) sales literature or other promotional material of the Company.

         7.4 Trademarks, etc. Except to the extent required by applicable law, no Party shall use any other Party's names, logos, trademarks or service marks, whether registered or unregistered, without the prior consent of such Party.

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         7.5      Information From Distributors  and  Adviser.    Upon  request,
Distributors  and/or  Adviser will provide to Company at least one complete copy
of  all  registration   statements,   prospectuses,   Statements  of  Additional
Information, reports, proxy statements, solicitations for voting instructions, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the Designated Portfolios or the Special Fund, in final form as filed with the SEC, NASD and other regulatory authorities.

         7.6 Information from Company. Company will provide to Distributors at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters and all amendments to any of the above, that relate to a Fund and the Contracts, in final form as filed with the SEC, NASD and other regulatory authorities.

         7.7 Review of Marketing Materials. If so requested by Company, the Adviser or Distributors will use its best efforts to review sales literature and other marketing materials prepared by Company which relate to the Funds, the Adviser or Distributors for factual accuracy as to such entities, provided that the Adviser or Distributors is provided at least five (5) Business Days to review such materials. Neither the Adviser nor Distributors will review such materials for compliance with applicable laws. Company shall provide the Adviser with copies of all sales literature and other marketing materials which refer to the Funds, the Company or Distributors within five (5) Business Days after their first use, regardless of whether the Adviser or Distributors has previously reviewed such materials. If so requested by the Adviser or Distributors, Company shall cease to use any sales literature or marketing materials which refer to the Funds, the Adviser or Distributors that the Adviser or Distributors determines to be inaccurate, misleading or otherwise unacceptable.

8.       Fees and Expenses.

         8.1 Fund Registration Expenses. Fund or Distributors shall bear the cost of registration and qualification of Fund shares; preparation and filing of Fund prospectuses and registration statements, proxy materials and reports; preparation of all other statements and notices relating to Fund or Distributors required by any federal or state law; payment of all applicable fees, including, without limitation, all fees due under Rule 24f-2 of the 1940 Act, relating to Fund; and all taxes on the issuance or transfer of Fund's shares on the Fund's records.

         8.2 Contract Registration Expenses. The Company shall bear the expenses for the costs of preparation and filing of the Company's prospectus and registration statement with respect to the Contracts; preparation of all other statements and notices relating to the Account or Contracts required by any federal or state law; expenses for the solicitation and sale of the Contracts including all costs of printing and distributing all copies of advertisements, prospectuses, Statements of Additional Information, proxy materials, and reports to Owners or potential purchasers of the Contracts as required by applicable state and federal law; payment of all applicable fees relating to the Contracts; all costs of drafting, filing and obtaining approvals of the Contracts in the various states under applicable insurance laws; filing of annual reports on form N-SAR, and all other costs associated with ongoing compliance with all such laws and its obligations hereunder.

9.       Indemnification.

9.1      Indemnification By Company.

         (a) Company agrees to indemnify and hold harmless the Funds, Adviser and Distributors and each of their directors, officers, employees and agents, and each person, if any, who controls any of them within the meaning of Section 15 of the 1933 Act (each, an "Indemnified Party" and collectively, the "Indemnified Parties" for the purposes of this Section 9.1) from and against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Company), and expenses (including reasonable legal fees

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and  expenses),  to which the  Indemnified  Parties may become subject under any statute, regulation, at common law or otherwise (collectively, hereinafter "Losses"), insofar as such Losses:

                  (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus or sales literature for the Contracts or contained in the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this paragraph 9.1(a) shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with written information furnished to Company by or on behalf of a Fund, Distributors or Adviser for use in the registration statement or prospectus for the Contracts or in the Contracts (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                  (ii) arise   out  of, or  as   a   result  of,   statements or
         representations or wrongful conduct of Company or its agents, with respect to the sale or distribution of the Contracts or Fund shares; or

                  (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering a Fund or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon written information furnished to a Fund, Adviser or Distributors by or on behalf of Company; or

                  (iv) arise out of, or as a result of, any failure by Company or persons under its control to provide the Services and furnish the materials contemplated under the terms of this Agreement; or

                  (v) arise out of, or result from, any material breach of any representation and/or warranty made by Company or persons under its control in this Agreement or arise out of or result from any other material breach of this Agreement by Company or persons under its control; as limited by and in accordance with the provisions of Sections 9.1(b) and (.1(c) hereof; or

                  (vi) arise out of, or as a result of,  adherence by Adviser or
         Distributors   to  instructions   that  it  reasonably   believes  were
         originated by persons specified in Section 3.2(c), hereof.

         This indemnification provision is in addition to any liability which the Company may otherwise have.

         (b) Company shall not be liable under this indemnification provision with respect to any Losses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

         (c) Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Company of any such claim shall not relieve Company from any liability which it may have to the Indemnified Party otherwise than on account of this indemnification provision. In case any such action is brought against any Indemnified Party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to such Indemnified Party. After notice from the

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
         (d) The Indemnified Parties will promptly notify Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of Designated Portfolio shares or the Contracts or the operation of Fund.

9.2      Indemnification by Adviser and Distributors.

         (a) Adviser and Distributors agrees to indemnify and hold harmless Company and each of its directors, officers, employees and agents and each person, if any, who controls Company within the meaning of Section 15 of the 1933 Act (each, and "Indemnified Party" and collectively, the "Indemnified Parties" for purposes of this Section 9.2) against any and all Losses to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such Losses:

                  (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of a Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Section 9.2(a) shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with written information furnished to a Fund, Adviser or Distributors by or on behalf of Company for use in the registration statement or prospectus for a Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                  (ii)  arise  out  of,  or  as  a  result  of,   statements  or
         representations or wrongful conduct of Adviser or Distributors or persons under its control, with respect to the sale or distribution of Fund shares; or

                 (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon written information furnished to Company by or on behalf of Adviser or Distributors; or

                  (iv) arise out of, or as a result of, any failure by Adviser or Distributors or persons under its control to provide the services and furnish the materials contemplated under the terms of this Agreement; or

                  (v) arise out of or result from any material breach of any representation and/or warranty made by Adviser or Distributors or persons under its control in this Agreement or arise out of or result from any other material breach of this Agreement by Adviser or Distributors or persons under its control; as limited by and in accordance with the provisions of Sections 9.2(b) and 9.2(c) hereof.

         This indemnification provision is in addition to any liability which Adviser and Distributors may otherwise have.

         (b) Distributors shall not be liable under this indemnification provision with respect to any Losses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Company.

         (c) Adviser and Distributors shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified Adviser and Distributors in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Adviser and Distributors of any such claim shall not relieve Adviser and Distributors from any liability which it may have to the Indemnified Party otherwise than on account of this indemnification provision. In case any such action is brought against any Indemnified Party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to such Indemnified Party. After notice from the indemnifying party of its intention to assume the defense of an action, the Indemnified Party shall bear the expenses of any additional counsel obtained by it, and the indemnifying party shall not be liable to such Indemnified Party under this Section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. The Indemnified Party may not settle any action without the written consent of the indemnifying party. The indemnifying party may not settle any action without the written consent of the Indemnified Party unless such settlement completely and finally releases the Indemnified Party from any and all liability. In either event, consent shall not be unreasonably withheld.

         (d) The Indemnified Parties will promptly notify Adviser and Distributors of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Contracts or the operation of the Account.

10.      Potential Conflicts.

         10.1 Monitoring by Directors for Conflicts of Interest. The Directors of each Fund will monitor the Fund for any potential or existing material irreconcilable conflict of interest between the interests of the contract owners of all separate accounts investing in the Fund, including such conflict of interest with any other separate account of any other insurance company investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of the Fund are being managed; (e) a difference in voting instructions given by variable annuity contract owners and variable life insurance contract owners or by contract owners of different life insurance companies utilizing the Fund; or (f) a decision by Company to disregard the voting instructions of Owners. The Directors shall promptly inform the Company, in writing, if they determine that an irreconcilable material conflict exists and the implications thereof.

         10.2 Monitoring by Company for Conflicts of Interest. The Company will promptly notify the Directors, in writing, of any potential or existing material irreconcilable conflicts of interest, as described in Section 10.1 above, of which it is aware. The Company will assist the Directors in carrying out their responsibilities under any applicable provisions of the federal securities laws and/or any exemptive orders granted by the SEC ("Exemptive Order"), by providing the Directors, in a timely manner, with all information reasonably necessary for the Directors to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Directors whenever Owner voting instructions are disregarded.

         10.3 Remedies. If it is determined by a majority of the Directors, or a majority of disinterested Directors, that a material irreconcilable conflict exists, as described in Section 10.1 above, the Company shall, at its own expense take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including, but not limited to: (a), withdrawing the assets allocable to some or all of the separate accounts from the applicable Fund and reinvesting such assets in a different investment medium, including (but not limited to) another fund managed by the Adviser, or submitting the question whether such segregation should be implemented to a vote of all affected Owners and, as appropriate, segregating the assets of any particular group that votes in favor of such segregation, or offering to the affected owners the option of making such a change; and (b), establishing a new registered management investment company or managed separate account.

         10.4     Causes of Conflicts of Interest.

                  (a) State Insurance Regulators. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the applicable Fund and terminate this Agreement with respect to such Account within the period of time permitted by such decision, but in no event later than six months after the Directors inform the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Directors. Until the end of the foregoing period, the Distributors and Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund to the extent such actions do not violate applicable law.

                  (b) Disregard of Owner Voting. If a material irreconcilable conflict arises because of Company's decision to disregard Owner voting instructions and that decision represents a minority position or would preclude a majority vote, Company may be required, at the applicable Fund's election, to withdraw the Account's investment in said Fund. No charge or penalty will be imposed against the Account as a result of such withdrawal.

         10.5 Limitations on Consequences. For purposes of Sections 10.3 through
10.5 of this Agreement, a majority of the disinterested Directors shall determine whether any proposed action adequately remedies any irreconcilable material conflict. In no event will a Fund, the Adviser or the Distributors be required to establish a new funding medium for any of the Contracts. The Company shall not be required by Section 10.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of owners affected by the irreconcilable material conflict. In the event that the Directors determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the applicable Fund and terminate this Agreement as quickly as may be required to comply with applicable law, but in no event later than six (6) months after the Directors inform the Company in writing of the foregoing determination, provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict.

         10.6 Changes in Laws. If and to the extent that Rule 6e-2 and Rule 6e3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Fund's Exemptive Order) on terms and conditions materially different from those contained in the Fund's Exemptive Order, then (a) the Fund and/or the Company, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 10.1, 10.2, 10.3 and 10.4 of this

Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

11.      Maintenance of Records.

                  (a) Recordkeeping and other administrative services to Owners shall be the responsibility of the Company and shall not be the responsibility of the Fund, Adviser orDistributors. Neither the Funds, the Adviser nor Distributors shall maintain separate accounts or records for Owners. Company shall maintain and preserve all records as required by law to be maintained and preserved in connection with providing the Services and in making shares of the Funds available to the Account.

                  (b) Upon the request of the Adviser or Distributors, the Company shall provide copies of all the historical records relating to transactions between the Funds and the Account, written communications regarding the Funds to or from the Account and other materials, in each case (1) as are maintained by the Company in the ordinary course of its business, and (2) as may reasonably be requested to enable the Adviser and Distributors, or its representatives, including without limitation its auditors or legal counsel, to (A) monitor and review the Services,
         (B) comply with any request of a governmental body or self-regulatory organization or the Owners, (C) verify compliance by the Company with the terms of this Agreement, (D) make required regulatory reports, or
         (E) perform general customer supervision. The Company agrees that it will permit the Adviser and Distributors or such representatives of either to have reasonable access to its personnel and records in order to facilitate the monitoring of the quality of the Services.

                  (c)  Upon  the  request  of  the  Company,   the  Adviser  and
         Distributors shall provide copies of all the historical records relating to transactions between the Funds and the Account, written communications regarding the Funds to or from the Account and other materials, in each case (1) as are maintained by the Adviser and Distributors, as the case may be, in the ordinary course of its business and in compliance with applicable law, and (2) as may reasonably be requested to enable the Company, or its representatives, including without limitation its auditors or legal counsel, to (A) comply with any request of a governmental body or self-regulatory organization or the Owners, (B) verify compliance by the Adviser and Distributors with the terms of this Agreement, (C) make required regulatory reports, or (D) perform general customer supervision.

                  (d) The parties agree to cooperate in good faith in providing records to one another pursuant to this Section 11.


12.      Term and Termination.

         12.1 Term and  Termination  Without  Cause.  The  initial  term of this
Agreement shall be for a period of one year from the date hereof. Unless terminated upon not less than thirty (30) days prior written notice to the other Party, this Agreement shall thereafter automatically renew from year to year, subject to termination at the next applicable renewal date upon not less than 30 days prior written notice. Either Party may terminate this Agreement following the initial term upon six (6) months advance written notice to the other.

         12.2 Termination by Fund, Distributors or Adviser for Cause. Adviser, Fund or Distributors may terminate this Agreement by written notice to the Company, if any of them shall determine, in its sole judgment exercised in good faith, that (a) the Company has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or (b) any of the Contracts are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of Fund shares as the underlying investment media of the Contracts issued or to be issued by the Company.

         12.3 Termination by Company for Cause. Company may terminate this Agreement by written notice to the Funds and the Distributors in the event that
(a) any of the Fund's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; (b) the Funds cease to qualify as a Regulated Investment Companies under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that the Funds may fail to so qualify; or (c) a Fund fails to meet the diversification requirements specified in Section 6.4(a).

         12.4 Termination by any Party. This Agreement may be terminated by any party at any time (A) by giving 30 days' written notice to the other parties in the event of a material breach of this Agreement by the other party or parties that is not cured during such 30-day period, and (B) (i) upon institution of formal proceedings relating to the legality of the terms and conditions of this Agreement against the Account, Company, Funds, Adviser or Distributors by the NASD, the SEC or any other regulatory body provided that the terminating party has a reasonable belief that the institution of formal proceedings is not without foundation and will have a material adverse impact on the terminating party, (ii) by the non-assigning party upon the assignment of this Agreement in contravention of the terms hereof, or (iii) as is required by law, order or instruction by a court of competent jurisdiction or a regulatory body or self-regulatory organization with jurisdiction over the terminating party.

         12.5 Limit on Termination. Notwithstanding the termination of this Agreement, for so long as any Contracts remain outstanding and invested in a Designated Portfolio or in the Special Fund each Party hereto shall continue to perform such of its duties hereunder as are necessary to ensure the continued tax deferred status thereof and the payment of benefits thereunder, except to the extent proscribed by law, the SEC or other regulatory body.

13.      Notices.

         All notices hereunder shall be given in writing (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile, by registered or certified mail or by overnight delivery (postage prepaid, return receipt requested) to the respective parties as follows:

                  If to Insurance Fund:

                           Strong Variable Insurance Funds, Inc.
                           100 Heritage Reserve
                           Milwaukee, Wisconsin 53051
                           Attention: General Counsel
                           Facsimile No.: 414/359-3948

                  If to Special Fund:

                           Strong Special Fund II, Inc.
                           100 Heritage Reserve
                           Milwaukee, Wisconsin 53051
                           Attention: General Counsel
                           Facsimile No.: 414/359-3948

                  If to Adviser:

                           Strong Capital Management, Inc.
13

                           100 Heritage Reserve
                           Milwaukee, Wisconsin 53051
                           Attention: General Counsel
                           Facsimile No.: 414/359-3948

                  If to Distributors:

                           Strong Fund Distributors, Inc.
                           100 Heritage Reserve
                           Milwaukee, Wisconsin 53051
                           Attention: General Counsel
                           Facsimile No.: 414/359-3948

                  If to Company:

                           --------------------------------
                           --------------------------------
                           Attention:----------------------
                           Facsimile No.: -----------------

14.      Miscellaneous.

         14.1 Captions. The captions in this Agreement are included for convenience of reference only and in no way affect the construction or effect of any provisions hereof.

         14.2 Enforceability. If any portion of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

         14.3 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

         14.4 Remedies not Exclusive. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

         14.5 Confidentiality. Subject to the requirements of legal process and regulatory authority, the Fund and Distributors shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by the Company hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the Company until such time as it may come into the public domain.

         14.6 Governing Law. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of Wisconsin applicable to agreements fully executed and to be performed therein; exclusive of conflicts of laws;

         14.7 Survivability. Sections 6, 7.2, 7.3, 7.4, 9, 11 and 12.5 hereof shall survive termination of this Agreement. In addition, Sections 7.1, 7.6 and 10 shall survive termination of this Agreement in the event that any Contracts are invested in Special Fund or a Designated Portfolio at the time the termination becomes effective and shall survive for so long as such Contracts remain so invested.

         14.8 Amendment and Waiver. No modification of any provision of this Agreement will be binding unless in writing and executed by the party to be bound thereby. No waiver of any provision of this Agreement will be binding unless in writing and executed by the party granting such waiver. Notwithstanding anything in this Agreement to the contrary, the Company may unilaterally amend Exhibit A hereto to add additional series of Insurance Funds ("New Funds") as Funds by sending to the Company a written notice of the New Funds. Any valid waiver of a provision set forth herein shall not constitute a waiver of any other provision of this Agreement. In addition, any such waiver shall constitute a present waiver of such provision and shall not constitute a permanent future waiver of such provision.

         14.9 Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns; provided, however, that neither this Agreement nor any rights, privileges, duties or obligations of the parties may be assigned by either party without the written consent of the other party or as expressly contemplated by this Agreement.

         14.10 Entire Agreement. This Agreement contains the full and complete understanding between the parties with respect to the transactions covered and contemplated hereunder, and supersedes all prior agreements and understandings between the parties relating to the subject matter hereof, whether oral or written, express or implied.

         14.11 Relationship of Parties; No Joint Venture, Etc. Except for the limited purpose provided in Section 2.9, it is understood and agreed that the Company shall be acting as an independent contractor and not as an employee or agent of the Adviser, Distributors or the Funds, and none of the parties shall hold itself out as an agent of any other party with the authority to bind such party. Neither the execution nor performance of this Agreement shall be deemed to create a partnership or joint venture by and among any of the Company, Fund, Adviser, or Distributors.

         14.12 Expenses. All expenses incident to the performance by each party of its respective duties under this Agreement shall be paid by that party.

         14.13 Time of Essence.  Time shall be of the essence in this Agreement.

         14.14 Non-Exclusivity. Each of the parties acknowledges and agrees that this Agreement and the arrangements described herein are intended to be non-exclusive and that each of the parties is free to enter into similar agreements and arrangements with other entities.

         14.15 Operations of Fund. In no way shall the provisions of this Agreement limit the authority of the Funds, the Company or Distributors to take such action as it may deem appropriate or advisable in connection with all matters relating to the operation of such Fund and the sale of its shares. In no way shall the provisions of this Agreement limit the authority of the Company to take such action as it may deem appropriate or advisable in connection with all matters relating to the provision of Services or the shares of funds other than the Funds offered to the Account.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first above written.

                                [COMPANY]


                                 -----------------------------------------------
                                 By:
                                 Name:
15

                                 Title:



                                 STRONG CAPITAL MANAGEMENT, INC.


                                 -----------------------------------------------
                                 By:
                                 Name:  Rochelle Lamm Wallach
                                 Title: President of Strong Advisory Services,
                                        a division of Strong Capital Management,
                                        Inc.


                                 STRONG FUNDS DISTRIBUTORS, INC.


                                 -----------------------------------------------
                                 By:
                                 Name:    Stephen J. Shenkenberg
                                 Title:   Vice President


                                 STRONG VARIABLE INSURANCE FUNDS,
                                 INC.


                                 -----------------------------------------------
                                 By:
                                 Name:
                                 Title:


                                 STRONG VARIABLE INSURANCE FUNDS,
                                 INC.

                                 -----------------------------------------------
                                 By:
                                 Name:
                                 Title:
16

                                    EXHIBIT A

The following is a list of all series of the Insurance Fund which are to be made available for investment by the Contracts pursuant to this Agreement:


Strong Advantage Fund II
Strong Asset Allocation Fund II
Strong Discovery Fund II
Strong Government Securities Fund II
Strong Growth Fund II
Strong International Stock Fund II
Strong Short-Term bond Fund II

                                    EXHIBIT B


                                  THE SERVICES

                  Company shall perform the following services. Such services shall be the responsibility of the Company and shall not be the responsibility of the Funds, Adviser or Distributors.

         1. Maintain separate records for each Account, which records shall reflect Fund shares ("Shares") purchased and redeemed, including the date and price for all transactions, Share balances, and the name and address of each Owner, including zip codes and tax identification numbers.

         2. Credit contributions to individual Owner accounts and invest such contributions in shares of the Special Fund or Designated Portfolios to the extent so designated by the Owner.

         3. Disburse or credit to the Owners, and maintain records of, all proceeds of redemptions of Special Fund or Designated Portfolio shares and all other distributions not reinvested in shares.

         4. Prepare and transmit to the Owners, periodic account statements showing, among other things, the total number of Special Fund or Designated Portfolio shares owned as of the statement closing date, purchases and redemptions of shares during the period covered by the statement, the net asset value of the Special Fund and Designated Portfolios as of a recent date, and the dividends and other distributions paid during the statement period (whether paid in cash or reinvested in shares).

         5. Transmit to the Owners, as required by applicable law, prospectuses, proxy materials, shareholder reports, and other information provided by the Adviser, Distributors or Funds and required to be sent to shareholders under the Federal securities laws.

         6. Transmit to Distributors purchase orders and redemption requests placed by the Account and arrange for the transmission of funds to and from the Funds.

         7. Transmit to Distributors such periodic reports as Distributors shall reasonably conclude is necessary to enable the Funds to comply with applicable Federal securities and state Blue Sky requirements.

         8. Transmit to the each Account confirmations of purchase orders and redemption requests placed by each Account.

         9. Maintain all account balance information for the Account and daily and monthly purchase summaries expressed in shares and dollar amounts.

         10. Prepare, transmit and file any Federal, state and local government reports and returns as required by law with respect to each account maintained on behalf of the Account.

         11. Respond to Owners' inquiries regarding, among other things, share prices, account balances, dividend options, dividend amounts, and dividend payment dates.

                                    EXHIBIT C


                               ACCOUNT INFORMATION

1.   Entity in whose name each Account will be opened:_________________________
     Mailing address:                                 _________________________
                                                      _________________________
                                                      _________________________

2.   Employer ID number (For internal usage only):    _________________________

3. Authorized contact persons: The following persons are authorized on behalf of the Company to effect transactions in each Account:

Name:_____________________________    Name:____________________________________
Phone:____________________________    Phone:___________________________________


4.   Will the Accounts have telephone exchange?       ____ Yes          ____ No
     (This option lets Company redeem shares by telephone and apply the proceeds for purchase in another identically registered Strong Funds account.)

5.   Will the Accounts have telephone redemption?     ____ Yes          ____ No
     (This option lets Company sell shares by telephone. The proceeds will be wired to the bank account specified below.)

6.   All dividends and capital gains will be reinvested automatically.

7.   Instructions for all outgoing wire transfers______________________________
                                                 ______________________________
                                                 ______________________________

8. If this Account Information Form contains changed information, the undersigned authorized officer has executed this amended Account Information Form as of the date set forth below and acknowledges the agreements and representations set forth in the Participation Agreement between the Company, the Funds, Adviser and Distributors:


     -------------------------------------       ----------------------------
       (Signature of Authorized Officer)         (Date)


9.       Company represents under penalty of perjury that:

         (i)      The employer ID number on this form is correct; and

         (ii) Company is not subject to backup withholding because (a) Company is exempt from backup withholding, (b) Company has not been notified by the IRS that it is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified the Company that it is no longer subject to backup withholding. (Cross out (ii) if Company has been notified by the IRS that it is subject to backup withholding because of underreporting interest or dividends on its tax return.)

Please Note: Distributors employs reasonable procedures to confirm that instructions communicated by telephone are genuine and may not be liable for losses due to unauthorized or fraudulent instructions. Please see the prospectus for the Special Fund or applicable Designated Portfolio for more information on the telephone exchange and redemption privileges.


For Strong Internal Use: This Account Information Form may be a copy. The original Account Information Form is attached to the Participation Agreement with the Adviser and retained in the legal department.


PRTAGMT1.DOC

         Re:      Fee Letter Relating to the [Company] Participation Agreement.

Dear _________________________:

         Pursuant to the Participation Agreement by and among Strong Capital Management, Inc. ("Strong"),___________________________ (the "Company"), Strong
Variable Insurance Funds, Inc., Strong Special Fund II, Inc. and Strong Funds Distributors, Inc. ("Distributors") dated _____________________, 1996 (the "Participation Agreement"), the Company will provide certain administrative services on behalf of the registered investment companies or series thereof specified in Exhibit A (each a "Fund" and collectively the "Funds").

         In recognition of the reduction in administrative expenses that derives from the performance of said administrative services, Strong agrees to pay the Company the fee specified below for each Fund specified in Exhibit A hereto.

                  (a) For average  aggregate amounts (as calculated in paragraph
         (b), below) invested through variable insurance products issued by the Company and invested with the Funds, as such may be amended from time to time, the annual fee shall equal the percentage of such aggregate amount of the applicable fund specified in Exhibit A.

                  (b) For purposes of computing the fee contemplated in paragraph (a) above, Strong shall pay the Company an amount with respect to each Fund equal to the product of: (a) one-twelfth of the applicable percentage specified in Exhibit A, hereto, multiplied by (b) the average daily market value of the investments held in the applicable Fund pursuant to the Participation Agreement computed by totaling the aggregate investment (share net asset value multiplied by the total number of shares held) on each business day during the calendar month in the Fund and dividing by the total number of business days during such month.

                  (c) Strong shall calculate the amount of the payment to be made pursuant to this Letter Agreement at the end of each calendar month and will make such payment to the Company within 30 days thereafter. Fees will be paid, at Strong's election, by wire transfer or by check. All payments hereunder shall be considered final unless disputed by the Company in writing within 60 days of receipt.

                  (d) The parties agree that the fees contemplated herein are solely for shareholder servicing and other administrative services provided by the Company and do not constitute payment in any manner for investment advisory, distribution, trustee, or custodial services.

                  (e) The Company agrees to provide Strong by the 15th day of each month with a report which indicates the number of Owners that hold through a Contract interests in each Account as of the last day of the prior month.

                  (f) If requested in writing by Strong, and at Strong's expense, the Company shall provide to Strong, by February 14th of each year, a "Special Report" from a nationally recognized accounting firm reasonably acceptable to Strong which substantiates for each month of the prior calendar year: (a) the number of Owners that hold, through an Account, interests in each Account maintained by the Company on the last day of each month which held shares for which the fee provided for in this Letter Agreement was received by the Company, (b) that any fees billed to Strong for such month were accurately determined in accordance with this Letter Agreement, and (c) such other information in connection with this Agreement and the Participation Agreement as may be reasonably requested by Strong.

                  (g) The parties hereto agree that Strong may unilaterally amend Schedule A hereto to add additional investment companies or series thereof ("New Funds") as Funds subject to the provisions of this Letter Agreement by sending to the Company a written notice of the New Funds and indicating therein the fees to be paid to the Company with respect to the administrative services provided pursuant to the Participation Agreement in connection with such New Funds.

                  (h) This Letter Agreement shall terminate upon termination of the Participation Agreement. Accordingly, all payments pursuant to this Letter Agreement shall cease upon termination of the Participation Agreement.

                  (i) Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Participation Agreement.

         If you are in agreement with the foregoing, please sign and date below where indicated and return one copy of this signed letter agreement to me.

                              Very truly yours,



                              Rochelle Lamm Wallach
                              President, Strong Advisory Services, a division
                                of Strong Capital Management, Inc.


Accepted and agreed to this ____ day of
__________________, 1996.



[COMPANY]


------------------------------------------
By:
Name:
Title:

                                    EXHIBIT A

The Funds subject to this Agreement and applicable annual fees are as follows:


                  Fund                                  Annual Fee
                  ----                                  ----------


      Strong Special Fund II, Inc.                         .20%
      Strong Variable Insurance Funds, Inc.
         Strong Discovery Fund II                          .20%
         Strong International Stock Fund II                .20%
         Strong Growth Fund II                             .20%
         Strong Asset Allocation Fund II                   .15%
         Strong Government Securities Fund II              .10%
         Strong Short-Term Bond Fund II                    .10%
         Strong Advantage Fund II                          .10%

                         STRONG CAPITAL MANAGEMENT, INC.

                         -ADVISORY SERVICE FEE SCHEDULE-


--------------------------------------------------------------------------------

           FUNDS                              TYPE              MANAGEMENT FEE

 The Strong Special Fund II                  Equity            100 Basis Points

 The Strong Discovery Fund II                Equity            100 Basis Points

 The Strong International Stock Fund II      Equity            100 Basis Points

 The Strong Growth Fund II                   Equity            100 Basis Points

 The Strong Asset Allocation Fund II         Balanced          80 Basis Points

 The Strong Advantage Fund II                Fixed             60 Basis Points

 The Strong Government Securities Fund II    Equity            60 Basis Points

--------------------------------------------------------------------------------

                         STRONG CAPITAL MANAGEMENT, INC.

                     -ADMINISTRATIVE SERVICES FEE SCHEDULE-


          --------------------------------------------------------

                     FUND                      FEE SCHEDULE
                     ----                      -------------

                    Equity                    20 Basis Points

                    Balanced                  15 Basis Points

                    Fixed                     10 Basis Points

                    Money Market              5 Basis Points

          ---------------------------------------------------------

25